EXHIBIT 99.1

FOR IMMEDIATE RELEASE:	CONTACT:
Geoff High, Vice President of Investor Relations
303-604-3924
DMC GLOBAL REPORTS FIRST QUARTER FINANCIAL RESULTS
BROOMFIELD, Colo. - April 30, 2026 - DMC Global Inc. (Nasdaq: BOOM) today reported financial results for its first quarter ended March 31, 2026.

DMC’s businesses continued to navigate a broad range of macroeconomic challenges across the Company’s construction, energy and industrial infrastructure markets. Despite these headwinds, DMC delivered financial results that were within management’s expectations. First quarter consolidated sales were $135.6 million, down 15% from the 2025 first quarter and down 6% sequentially. Adjusted EBITDA attributable to DMC was $3.9 million versus $14.4 million in last year’s first quarter, and negative ($1.6) million in the fourth quarter. The conflict in the Middle East has impacted each of the Company’s markets, as supply chain issues, international oil production disruptions, and higher raw material prices – notably aluminum – created significant challenges.
Arcadia Products, DMC’s architectural building products business, reported first quarter sales of $56.7 million, flat sequentially and down 14% from last year’s first quarter, which benefited from a large project in southern California. Sharply higher aluminum prices and elevated interest rates continued to result in soft demand across Arcadia’s commercial and residential end markets. With fewer project opportunities available, the bidding environment remained highly competitive and pricing pressure persisted. Average aluminum costs reached multi-year highs during the first quarter, increasing 64% year over year and 16% sequentially. First quarter adjusted EBITDA attributable to DMC was $2.3 million, down from $5.6 million in the 2025 first quarter and $2.4 million in the prior quarter.
DynaEnergetics reported first quarter sales of $59.5 million, down 9% year over year and down 14% sequentially. The declines primarily reflect lower unit sales, a further reduction in well completion activity and a highly competitive pricing environment in DynaEnergetics’ core North American market. Sales were also impacted by delayed product shipments into the Middle East due to the conflict in Iran. Adjusted EBITDA was $2.7 million versus $7.4 million in the 2025 first quarter and negative ($2.7) million in the prior quarter, which was impacted by approximately $7 million in discrete accounts receivable and inventory write-offs. The year-over-year decline in adjusted EBITDA was primarily driven by the imposition of tariffs in April 2025.
At NobelClad, DMC’s composite metals business, first quarter sales were $19.3 million, down 31% versus last year’s first quarter, but up 9% sequentially. The year-over-year decline reflects the impact of shipments on a large China-based project in last year’s first quarter, as well as reduced bookings during the first half of 2025, when uncertainty associated with rapidly evolving U.S. and reciprocal tariff policies slowed global project activity. The sequential increase was driven by initial deliveries on a record-setting international petrochemical project, with additional shipments expected throughout the remainder of the year. Adjusted EBITDA was $1.9 million, down from $5.4 million in the year-ago first quarter and $2.1 million in the previous quarter. NobelClad ended the first quarter with an order backlog of $70.3 million, up 12% from the end of the 2025 fourth quarter and the highest level in more than 15 years.

“DMC’s businesses are operating in a highly challenged environment that was further impacted by geopolitical developments during the first quarter,” said James O’Leary, president and CEO. “Despite these challenges, our teams delivered results consistent with our expectations. As we remain focused on disciplined execution and cost management, we are also pursuing opportunities in existing and adjacent markets, most notably the enhanced geothermal sector. Finally, I’d like to thank our associates for their continued dedication and focus in a difficult operating environment.”
Guidance
Second quarter sales are expected to be in a range of $148 million to $158 million, with adjusted EBITDA attributable to DMC anticipated in a range of $6 million to $8 million. The expected sequential improvements reflect anticipated demand growth at each of DMC’s businesses. DynaEnergetics expects higher order activity in both international and North American markets, while Arcadia anticipates a modest sequential increase in activity following a seasonally soft first quarter. NobelClad expects increased shipments related to a large international petrochemical order. DMC’s second quarter guidance does not contemplate increased disruptions in international supply chains, which could delay shipments by DynaEnergetics into the Middle East, impact the delivery of raw materials and customer orders at NobelClad, and further drive-up aluminum input costs at Arcadia.
Management noted that several factors across DMC’s end markets point to potential demand improvement over the next several quarters. Multiple large oilfield service companies have indicated that the conflict in the Middle East may have lasting implications for higher oil prices, supporting increased well completion activity and full project calendars in North America. In addition, growing interest in enhanced geothermal applications—leveraging well completion technologies developed by the oil and gas industry—could represent a long-term opportunity for DynaEnergetics. At $70.3 million, NobelClad’s order backlog is at its highest level in more than 15 years. The business is also monitoring several positive leading indicators, including expected increases in U.S. Navy spending on enhanced naval readiness, and industrial infrastructure repair and reconstruction in the Middle East. A key leading indicator for Arcadia is the Architectural Billings Index (ABI). In March 2026, the ABI for Arcadia’s core western U.S. market rose above 50 for the first time since December 2024, indicating that more firms are reporting increased billings than those reporting declining billings.
This guidance remains highly dependent on macroeconomic conditions, particularly within DMC’s core energy and construction markets, and may change—either positively or negatively—as these volatile factors evolve throughout 2026.
Summary First Quarter Results

	Three months ended			Change
	Mar 31, 2026	Dec 31, 2025	Mar 31, 2025	Sequential	Year-on-year
Net sales	$135,595	$143,531	$159,290	(6)%	(15)%
Gross profit percentage	18.8%	17.1%	25.9%
SG&A	$24,604	$29,645	$28,300	(17)%	(13)%
Net (loss) income	$(6,810)	$(11,859)	$1,863	(43)%	466%
Net (loss) income attributable to DMC	$(6,065)	$(11,164)	$677	(46)%	996%
Diluted net (loss) income per share attributable to DMC	$(0.34)	$(0.59)	$0.04	(42)%	950%
Adjusted net (loss) income attributable to DMC	$(5,697)	$(9,948)	$2,170	(43)%	363%
Adjusted diluted net (loss) income per share	$(0.28)	$(0.50)	$0.11	(44)%	355%
Adjusted EBITDA attributable to DMC	$3,895	$(1,551)	$14,391	351%	(73)%
Adjusted EBITDA before NCI allocation	$5,456	$61	$18,122	8,844%	(70)%
Adjusted EBITDA before NCI allocation margin	4.0%	—%	11.4%

Arcadia Products

	Three months ended			Change
	Mar 31, 2026	Dec 31, 2025	Mar 31, 2025	Sequential	Year-on-year
Net sales	$56,706	$56,987	$65,580	—%	(14)%
Gross profit percentage	24.1%	21.7%	31.0%
Adjusted EBITDA attributable to DMC	$2,341	$2,419	$5,596	(3)%	(58)%
Adjusted EBITDA before NCI allocation	$3,902	$4,031	$9,327	(3)%	(58)%
Adjusted EBITDA before NCI allocation margin	6.9%	7.1%	14.2%
DynaEnergetics

	Three months ended			Change
	Mar 31, 2026	Dec 31, 2025	Mar 31, 2025	Sequential	Year-on-year
Net sales	$59,547	$68,855	$65,551	(14)%	(9)%
Gross profit percentage	12.6%	10.7%	19.5%
Adjusted EBITDA	$2,746	$(2,740)	$7,379	200%	(63)%
Adjusted EBITDA margin	4.6%	(4.0)%	11.3%
NobelClad

	Three months ended			Change
	Mar 31, 2026	Dec 31, 2025	Mar 31, 2025	Sequential	Year-on-year
Net sales	$19,342	$17,689	$28,159	9%	(31)%
Gross profit percentage	22.6%	27.4%	28.8%
Adjusted EBITDA	$1,893	$2,102	$5,416	(10)%	(65)%
Adjusted EBITDA margin	9.8%	11.9%	19.2%
•NobelClad's rolling 12-month bookings were $113.1 million, and the 12-month book-to-bill ratio was 1.34.
Conference call information
The conference call will begin today at 5 p.m. Eastern (3 p.m. Mountain) and will be accessible by dialing 877-407-5783 (or +1 201-689-8782 for international callers).
Investors are invited to listen to the webcast live via the Internet at:
https://event.choruscall.com/mediaframe/webcast.html?webcastid=bHcTbFnv

Webcast participants should access the website at least 15 minutes early to register and download any necessary audio software. The webcast also will be available on the Investor page of DMC’s website, located at: ir.dmcglobal.com. A replay of the webcast will be available for six months.
*Use of Non-GAAP Financial Measures
In addition to disclosing financial results that are determined in accordance with generally accepted accounting principles in the United States (GAAP), DMC also discloses certain non-GAAP financial measures that we use in operational and financial decision making. Non-GAAP financial measures include the following:
•EBITDA: defined as net income (loss) plus net interest, taxes, depreciation and amortization.
•Adjusted EBITDA: excludes from EBITDA stock-based compensation, restructuring expenses and asset impairment charges (if applicable) and, when appropriate, nonrecurring items that management does not utilize in assessing DMC’s operating performance (as further described in the tables below).

•Adjusted EBITDA attributable to DMC Global Inc.: excludes the Adjusted EBITDA attributable to the 40% redeemable noncontrolling interest in Arcadia Products.
•Adjusted EBITDA for DMC business segments: defined as operating income (loss) plus depreciation, amortization, allocated stock-based compensation (if applicable), restructuring expenses and asset impairment charges (if applicable) and, when appropriate, nonrecurring items that management does not utilize in assessing DMC's operating performance.
•Adjusted net income (loss): defined as net income (loss) attributable to DMC Global Inc. stockholders prior to the adjustment of redeemable noncontrolling interest plus restructuring expenses and asset impairment charges (if applicable) and, when appropriate, nonrecurring items that management does not utilize in assessing DMC’s operating performance.
•Adjusted diluted earnings per share: defined as diluted earnings per share attributable to DMC Global Inc. stockholders (exclusive of adjustment of redeemable noncontrolling interest) plus restructuring expenses and asset impairment charges (if applicable) and, when appropriate, nonrecurring items that management does not utilize in assessing DMC's operating performance.
•Net debt: defined as total debt less consolidated cash and cash equivalents per the Condensed Consolidated Balance Sheets.
Management believes providing these additional financial measures is useful to investors in understanding DMC's operating performance, excluding the effects of restructuring, impairment, and other nonrecurring charges, as well as its liquidity. Management typically monitors the business utilizing the above non-GAAP measures, in addition to GAAP results, to understand and compare operating results across accounting periods, and certain management incentive awards are based, in part, on these measures. The presence of non-GAAP financial measures in this report is not intended to suggest that such measures be considered in isolation or as a substitute for, or as superior to, DMC’s GAAP information, and investors are cautioned that the non-GAAP financial measures are limited in their usefulness.
Because not all companies use identical calculations, DMC’s presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. However, these measures can still be useful in evaluating the company’s performance against its peer companies because management believes the measures provide users with valuable insight into key components of GAAP financial disclosures. For example, a company with greater GAAP net income may not be as appealing to investors if its net income is more heavily comprised of gains on asset sales. Likewise, eliminating the effects of interest income and expense moderates the impact of a company’s capital structure on its performance.
DMC is unable to reconcile its expected second quarter 2026 adjusted EBITDA attributable to DMC to the most directly comparable projected GAAP financial measure because certain information necessary to calculate such measure on a GAAP basis is unavailable or dependent on the timing of future events outside of DMC’s control. Therefore, because of the uncertainty and variability of the nature of and the amount of any potential applicable future adjustments, which could be significant, DMC is unable to provide a reconciliation for expected adjusted EBITDA attributable to DMC without unreasonable efforts.
About DMC Global Inc.
DMC Global is an owner and operator of innovative, asset-light manufacturing businesses that provide unique, highly engineered products and differentiated solutions. DMC’s businesses have established leadership positions in their respective markets and consist of: Arcadia Products, a leading supplier of architectural building products; DynaEnergetics, which serves the global energy industry; and NobelClad, which addresses the global industrial infrastructure and transportation sectors. Based in Broomfield, Colorado, DMC trades on Nasdaq under the symbol “BOOM.” For more information, visit: http://www.dmcglobal.com/.
###

Safe Harbor Language
Except for the historical information contained herein, this news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including second quarter 2026 guidance on sales and adjusted EBITDA attributable to DMC; the expected timing of shipments on NobelClad’s record-setting petrochemical order; anticipated demand growth during the second quarter and potentially longer term at each of DMC’s businesses; an expected increase in order activity in both international and North American markets at DynaEnergetics due to potential increased well completion activity; the prospect that growing interest in Enhanced Geothermal Systems could represent a long-term opportunity for DynaEnergetics; modest sequential increase in activity at Arcadia; and the potential benefits to NobelClad of expected increases in U.S. Navy spending on enhanced naval readiness, and industrial infrastructure repair and reconstruction in the Middle East. Such statements and information are based on numerous assumptions regarding present and future business strategies, the markets in which we operate, anticipated costs and the ability to achieve goals. Forward-looking information and statements are subject to known and unknown risks, uncertainties and other important factors that may cause actual results and performance to be materially different from those expressed or implied by such forward-looking information and statements, including but not limited to: changes in global economic conditions, including tariffs or reciprocal tariffs; our ability to obtain new contracts at attractive prices; the size and timing of customer orders and shipments; product pricing and margins; our ability to realize sales from our backlog and our ability to adjust our manufacturing and supply chain; fluctuations in customer demand; our ability to manage periods of growth and contraction effectively; general economic conditions, both domestic and foreign, impacting our business and the business of the end-market users we serve; competitive factors; the timely completion of contracts; the timing and size of expenditures; the timely receipt of government approvals and permits; the price and availability of metal and other raw materials; the adequacy of local labor supplies at our facilities; current or future limits on manufacturing capacity at our various operations; the impact of catastrophic weather events on our business and that of our customers; the ability to remain an innovative leader in our fields of business; the costs and impacts of pending or future litigation or regulatory matters; changes to legislation, regulation or public sentiment related to our business and the industries in which our customers operate; the impacts of trade and economic sanctions or other restrictions imposed by the European Union, the United States or other countries; costs and risks associated with compliance with laws and regulations, including the United States Foreign Corrupt Practices Act and similar legislation; the availability and cost of funds; fluctuations in foreign currencies; actions of activist stockholders or others; the impact of our stockholder protection rights agreement, which includes terms and conditions that could discourage a takeover or other transaction that stockholders may consider favorable, as well as the other risks detailed from time to time in our SEC reports, including the annual report on Form 10-K for the year ended December 31, 2025. We do not undertake any obligation to release public revisions to any forward-looking statement, including, without limitation, to reflect events or circumstances after the date of this news release, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.

DMC GLOBAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in Thousands, Except Share and Per Share Data)
(unaudited)

	Three months ended			Change
	Mar 31, 2026	Dec 31, 2025	Mar 31, 2025	Sequential	Year-on-year
NET SALES	$135,595	$143,531	$159,290	(6)%	(15)%
COST OF PRODUCTS SOLD	110,152	119,037	118,091	(7)%	(7)%
Gross profit	25,443	24,494	41,199	4%	(38)%
Gross profit percentage	18.8%	17.1%	25.9%
COSTS AND EXPENSES:
General and administrative expenses	14,132	13,391	16,674	6%	(15)%
Selling and distribution expenses	10,472	16,254	11,626	(36)%	(10)%
Amortization of purchased intangible assets	4,356	4,763	4,763	(9)%	(9)%
Strategic review and related expenses	—	314	1,298	(100)%	(100)%
Restructuring expenses and asset impairments	566	902	325	(37)%	74%
Total costs and expenses	29,526	35,624	34,686	(17)%	(15)%
OPERATING (LOSS) INCOME	(4,083)	(11,130)	6,513	(63)%	163%
OTHER EXPENSE:
Other expense, net	(45)	(178)	(218)	(75)%	(79)%
Interest expense, net	(1,461)	(1,351)	(1,699)	8%	(14)%
(LOSS) INCOME BEFORE INCOME TAXES	(5,589)	(12,659)	4,596	(56)%	222%
INCOME TAX PROVISION (BENEFIT)	1,221	(800)	2,733	253%	(55)%
NET (LOSS) INCOME	(6,810)	(11,859)	1,863	(43)%	466%
Less: Net (loss) income attributable to redeemable noncontrolling interest	(745)	(695)	1,186	7%	163%
NET (LOSS) INCOME ATTRIBUTABLE TO DMC GLOBAL INC. STOCKHOLDERS	$(6,065)	$(11,164)	$677	(46)%	996%
NET (LOSS) INCOME PER SHARE ATTRIBUTABLE TO DMC GLOBAL INC. STOCKHOLDERS
Basic	$(0.34)	$(0.59)	$0.04	(42)%	950%
Diluted	$(0.34)	$(0.59)	$0.04	(42)%	950%
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	20,066,158	19,998,353	19,812,161	—%	1%
Diluted	20,066,158	19,998,353	19,816,281	—%	1%
Reconciliation to net (loss) income attributable to DMC Global Inc. stockholders after adjustment of redeemable noncontrolling interest for purposes of calculating earnings per share

	Three months ended
	Mar 31, 2026	Dec 31, 2025	Mar 31, 2025
Net (loss) income attributable to DMC Global Inc. stockholders	$(6,065)	$(11,164)	$677
Adjustment of redeemable noncontrolling interest	(735)	(638)	81
Net (loss) income attributable to DMC Global Inc. stockholders after adjustment of redeemable noncontrolling interest	$(6,800)	$(11,802)	$758

DMC GLOBAL INC.
SEGMENT STATEMENTS OF OPERATIONS
(Amounts in Thousands)
(unaudited)

Arcadia Products

	Three months ended			Change
	Mar 31, 2026	Dec 31, 2025	Mar 31, 2025	Sequential	Year-on-year
Net sales	$56,706	$56,987	$65,580	—%	(14)%
Gross profit	13,665	12,340	20,361	11%	(33)%
Gross profit percentage	24.1%	21.7%	31.0%
COSTS AND EXPENSES:
General and administrative expenses	6,431	5,224	7,459	23%	(14)%
Selling and distribution expenses	4,385	4,244	4,818	3%	(9)%
Amortization of purchased intangible assets	4,356	4,763	4,763	(9)%	(9)%
Restructuring expenses	495	—	325	100%	52%
Operating (loss) income	(2,002)	(1,891)	2,996	6%	167%
Adjusted EBITDA	3,902	4,031	9,327	(3)%	(58)%
Less: adjusted EBITDA attributable to redeemable noncontrolling interest	(1,561)	(1,612)	(3,731)	(3)%	(58)%
Adjusted EBITDA attributable to DMC Global Inc.	$2,341	$2,419	$5,596	(3)%	(58)%
DynaEnergetics

	Three months ended			Change
	Mar 31, 2026	Dec 31, 2025	Mar 31, 2025	Sequential	Year-on-year
Net sales	$59,547	$68,855	$65,551	(14)%	(9)%
Gross profit	7,505	7,377	12,811	2%	(41)%
Gross profit percentage	12.6%	10.7%	19.5%
COSTS AND EXPENSES:
General and administrative expenses	2,640	2,560	2,747	3%	(4)%
Selling and distribution expenses	3,882	9,443	4,476	(59)%	(13)%
Restructuring expenses	71	—	—	100%	100%
Operating income (loss)	912	(4,626)	5,588	120%	(84)%
Adjusted EBITDA	$2,746	$(2,740)	$7,379	200%	(63)%
NobelClad

	Three months ended			Change
	Mar 31, 2026	Dec 31, 2025	Mar 31, 2025	Sequential	Year-on-year
Net sales	$19,342	$17,689	$28,159	9%	(31)%
Gross profit	4,377	4,843	8,097	(10)%	(46)%
Gross profit percentage	22.6%	27.4%	28.8%
COSTS AND EXPENSES:
General and administrative expenses	1,168	1,050	1,192	11%	(2)%
Selling and distribution expenses	2,157	2,514	2,283	(14)%	(6)%
Operating income	1,052	1,279	4,622	(18)%	(77)%
Adjusted EBITDA	$1,893	$2,102	$5,416	(10)%	(65)%

DMC GLOBAL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in Thousands)

			Change
	Mar 31, 2026	Dec 31, 2025	Year-end
	(unaudited)
ASSETS

Cash and cash equivalents	$31,511	$31,898	(1)%
Accounts receivable, net	90,861	93,697	(3)%
Inventories	167,002	144,552	16%
Prepaid expenses and other	12,210	16,224	(25)%
Total current assets	301,584	286,371	5%
Property, plant and equipment, net	124,407	127,358	(2)%
Purchased intangible assets, net	150,695	155,051	(3)%
Other long-term assets	71,723	67,051	7%
Total assets	$648,409	$635,831	2%

LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST, AND STOCKHOLDERS’ EQUITY

Accounts payable	$58,386	$48,188	21%
Contract liabilities	27,048	22,568	20%
Accrued income taxes	2,087	4,289	(51)%
Current portion of long-term debt	3,750	3,438	9%
Other current liabilities	34,690	35,842	(3)%
Total current liabilities	125,961	114,325	10%
Long-term debt	50,204	47,206	6%
Deferred tax liabilities	117	475	(75)%
Other long-term liabilities	49,852	44,695	12%
Redeemable noncontrolling interest	187,080	187,080	—%
Stockholders’ equity	235,195	242,050	(3)%
Total liabilities, redeemable noncontrolling interest, and stockholders’ equity	$648,409	$635,831	2%

DMC GLOBAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in Thousands)
(unaudited)

	Three months ended
	Mar 31, 2026	Dec 31, 2025	Mar 31, 2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(6,810)	$(11,859)	$1,863
Adjustments to reconcile net (loss) income to net cash from operating activities:
Depreciation	3,715	3,804	3,660
Amortization of purchased intangible assets	4,356	4,763	4,763
Amortization of deferred debt issuance costs	231	261	217
Stock-based compensation	863	1,166	1,599
Bad debt expense	61	5,058	706
Deferred income taxes	(339)	238	22
Asset impairments	—	785	—
Other, net	(119)	(365)	555
Change in working capital, net	(4,337)	11,343	(8,897)
Net cash (used in) provided by operating activities	(2,379)	15,194	4,488
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property, plant and equipment	(2,110)	(5,560)	(3,779)
Proceeds from property, plant and equipment reimbursements	847	2,043	426
Proceeds on sale of property, plant and equipment	—	—	21
Net cash used in investing activities	(1,263)	(3,517)	(3,332)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments on term loan	(625)	(625)	(625)
Borrowings on revolving loans	58,600	46,965	8,500
Repayments on revolving loans	(54,775)	(52,340)	(6,375)
Distributions to redeemable noncontrolling interest holder	—	—	(1,151)
Treasury stock purchases	(367)	(587)	(484)
Net cash provided by (used in) financing activities	2,833	(6,587)	(135)
EFFECTS OF EXCHANGE RATES ON CASH	422	396	(605)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(387)	5,486	416
CASH AND CASH EQUIVALENTS, beginning of the period	31,898	26,412	14,289
CASH AND CASH EQUIVALENTS, end of the period	$31,511	$31,898	$14,705

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands)
(unaudited)
DMC Global
EBITDA and Adjusted EBITDA

	Three months ended
	Mar 31, 2026	Dec 31, 2025	Mar 31, 2025
Net (loss) income	(6,810)	(11,859)	1,863
Interest expense, net	1,461	1,351	1,699
Income tax provision (benefit)	1,221	(800)	2,733
Depreciation	3,715	3,804	3,660
Amortization of purchased intangible assets	4,356	4,763	4,763
EBITDA	3,943	(2,741)	14,718
Stock-based compensation	902	1,408	1,563
Strategic review and related expenses	—	314	1,298
Restructuring expenses and asset impairments	566	902	325
Other expense, net	45	178	218
Adjusted EBITDA	$5,456	$61	$18,122
Less: adjusted EBITDA attributable to redeemable noncontrolling interest	(1,561)	(1,612)	(3,731)
Adjusted EBITDA attributable to DMC Global Inc.	$3,895	$(1,551)	$14,391

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands)
(unaudited)
Adjusted Net (Loss) Income* and Adjusted Diluted Earnings per Share
*Net (loss) income attributable to DMC Global Inc. prior to the adjustment of redeemable noncontrolling interest for purposes of calculating earnings per share

	Three months ended March 31, 2026
	Amount	Per Share (1)
Net loss attributable to DMC Global Inc.*	$(6,065)	$(0.30)
Restructuring expenses, net of tax	368	0.02
As adjusted	$(5,697)	$(0.28)
(1) Calculated using diluted weighted average shares outstanding of 20,066,158.

	Three months ended December 31, 2025
	Amount	Per Share (1)
Net loss attributable to DMC Global Inc.*	$(11,164)	$(0.56)
Strategic review and related expenses, net of tax	314	0.01
Restructuring expenses and asset impairments, net of tax	902	0.05
As adjusted	$(9,948)	$(0.50)
(1) Calculated using diluted weighted average shares outstanding of 19,998,353.

	Three months ended March 31, 2025
	Amount	Per Share (1)
Net income attributable to DMC Global Inc.*	$677	$0.03
Strategic review and related expenses, net of tax	1,298	0.07
Restructuring expenses, net of tax	195	0.01
As adjusted	$2,170	$0.11
(1) Calculated using diluted weighted average shares outstanding of 19,816,281.

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands)
(unaudited)
Segment Adjusted EBITDA
Arcadia Products

	Three months ended
	Mar 31, 2026	Dec 31, 2025	Mar 31, 2025
Operating (loss) income, as reported	$(2,002)	$(1,891)	$2,996
Adjustments:
Depreciation	1,029	1,017	1,006
Amortization of purchased intangible assets	4,356	4,763	4,763
Stock-based compensation	24	142	237
Restructuring expenses	495	—	325
Adjusted EBITDA	3,902	4,031	9,327
Less: adjusted EBITDA attributable to redeemable noncontrolling interest	(1,561)	(1,612)	(3,731)
Adjusted EBITDA attributable to DMC Global Inc.	$2,341	$2,419	$5,596
DynaEnergetics

	Three months ended
	Mar 31, 2026	Dec 31, 2025	Mar 31, 2025
Operating income (loss), as reported	$912	$(4,626)	$5,588
Adjustments:
Depreciation	1,763	1,886	1,791
Restructuring expenses	71	—	—
Adjusted EBITDA	$2,746	$(2,740)	$7,379
NobelClad

	Three months ended
	Mar 31, 2026	Dec 31, 2025	Mar 31, 2025
Operating income, as reported	$1,052	$1,279	$4,622
Adjustments:
Depreciation	841	823	794
Adjusted EBITDA	$1,893	$2,102	$5,416